Exhibit 99.1

DTS Reports Second Quarter 2009 Results

Agoura Hills, Calif. — August 10, 2009 — DTS, Inc. (Nasdaq: DTSI) today announced its financial results for the second quarter ended June 30, 2009.

For the second quarter of 2009, DTS reported revenue of $24.2 million, and net income from continuing operations of $3.6 million, or $0.21 per diluted share. This compares to revenue of $12.8 million and net income from continuing operations of $1.4 million, or $0.07 per diluted share, reported in the second quarter of 2008.  Excluding the settlement of litigation matters, adjusted revenues were in excess of $14 million for the second quarter of 2009. Second quarter 2009 results included $6.1 million in Zoran litigation expenses.

The second quarter of 2009 results included $1.4 million, or $0.5 per diluted share net of tax, in stock-based compensation expense and $225,000, or $0.01 per diluted share net of tax, in amortization of intangible assets associated with the Neural Audio business acquisition.

“Especially considering the difficult economic climate, we are pleased with our performance in the second quarter,” commented Jon Kirchner, president and CEO of DTS, Inc. “With the settlement of litigation matters with Zoran, we have taken another step forward in protecting consumers, our licensees, and our intellectual property, which we expect will contribute to the long-term growth of DTS’ business and the healthy development of the Blu-ray market.

“Also during the second quarter, we experienced encouraging activity in certain segments of the consumer electronics market, particularly those related to Blu-ray set-top products. With retail prices falling, content availability increasing and the pipeline of Blu-ray products growing, we are highly optimistic about our future.

“In light of recent recoveries and the settlement of litigation matters, we are adjusting our GAAP revenue outlook for 2009 to $76 to $79 million and expect GAAP EPS to be in the range of $0.57 to $0.62,” concluded Kirchner.

DTS closed the second quarter with cash, cash equivalents and short-term investments of $78.6 million, up $10.6 million for the year.

For the first six months of 2009, DTS reported revenue of $41.4 million, and income from continuing operations of $3.8 million, or $0.22 per diluted share. This compares to revenue of $28.0 million and income from continuing operations of $4.6 million, or $0.25 per diluted share, reported in the first six months of 2008. Results for the first six months of 2009 included $8.7 million in Zoran litigation expenses.

Conference Call Information

DTS will broadcast a conference call today, Monday, August 10, 2009, starting at 1:30 p.m. Pacific Time. To access the conference call, dial 877-941-2068 or 480-629-9712 (outside the U.S. and Canada). A live webcast of the call will be available from the Investor Relations section of the Company's corporate website at www.dts.com and via replay beginning two hours after the completion of the call. An audio replay of the call will also be available to investors beginning at 4:30 p.m. Pacific Time, August 10 through August 17, 2009, by dialing 800-406-7325 or 303-590-3030 (outside the U.S. and Canada) and entering pass code 4117499#.

About DTS

DTS, Inc. (NASDAQ: DTSI) is a digital technology company dedicated to delivering the ultimate entertainment experience. DTS decoders are in virtually every major brand of 5.1-channel surround processor, and there are hundreds of millions of DTS-licensed consumer electronics products available worldwide. A pioneer in multi-channel audio, DTS technology is in home theatre, car audio, PC and game console products, as well as DVD-Video, Blu-ray Disc and Surround Music software. Founded in 1993, DTS’ corporate headquarters are located in Agoura Hills, California with its licensing operations headquartered in Limerick, Ireland. DTS also has offices in Northern California, Washington, Canada, China, France, Hong Kong, Japan, South Korea, Taiwan and the United Kingdom. For further information, please visit www.dts.com. DTS is a registered trademark of DTS, Inc.

Investor Contacts:	Press Contact:

Erica Abrams or Matthew Hunt	David Blasucci
The Blueshirt Group for DTS	Director of Marketing Communications
415-217-7722	DTS, Inc.
erica@blueshirtgroup.com	818-827-2279
matt@blueshirtgroup.com	david.blasucci@dts.com

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause DTS’ results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words. These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or financial or operating performance; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, the transition to the next generation optical drives and consumer adoption of such technology, the rapidly changing and competitive nature of the digital audio, consumer electronics and entertainment markets, the Company’s inclusion in or exclusion from governmental and industry standards, continued customer acceptance of the Company’s technology, products, services and pricing, risks related to ownership and enforcement of intellectual property, the continued release and availability of entertainment content containing DTS audio soundtracks, success of the Company’s research and development efforts, risks related to integrating acquisitions, greater than expected costs, the departure of key employees, the current financial crisis and global economic downturn, a loss of one or more of our key customers or licensees, changes in domestic and international market and political conditions, and other risks and uncertainties more fully described in DTS’ public filings with the Securities and Exchange Commission, available at www.sec.gov. DTS does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

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DTS, INC.

CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share amounts)

	As of	As of
	December 31,	June 30,
	2008	2009

	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$25,658	$38,200
Short-term investments	42,365	40,392
Accounts receivable, net of allowance for doubtful accounts of $64 and
$229 at December 31, 2008 and June 30, 2009, respectively	8,835	7,260
Deferred income taxes	4,644	4,623
Prepaid expenses and other current assets	1,410	1,714
Income taxes receivable, net	2,467	2,419
Total current assets	85,379	94,608
Property and equipment, net	23,778	30,004
Intangible assets, net	7,557	6,991
Goodwill	972	748
Deferred income taxes	13,145	13,247
Long-term investments	6,347	6,422
Other assets	500	624
Total assets	$137,678	$152,644

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,448	$9,314
Accrued expenses and other current liabilities	7,158	5,447
Total current liabilities	8,606	14,761
Other long-term liabilities	3,783	5,128

Stockholders' equity:
Preferred stock - $0.0001 par value, 5,000 shares authorized at
December 31, 2008 and June 30, 2009; no shares
issued and outstanding	—	—
Common stock - $0.0001 par value, 70,000 shares authorized at
December 31, 2008 and June 30, 2009; 19,290 and
19,483 shares issued at December 31, 2008 and June 30, 2009, respectively; 17,290 and 17,483 outstanding at December 31, 2008
and June 30, 2009, respectively	2	2
Additional paid-in capital	151,894	155,588
Treasury stock, at cost - 2,000 at December 31, 2008 and June 30, 2009	(41,608)	(41,608)
Accumulated other comprehensive income	355	310
Retained earnings	14,646	18,463
Total stockholders' equity	125,289	132,755

Total liabilities and stockholders' equity	$137,678	$152,644

DTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2008	2009	2008	2009
	(Unaudited)

Revenue	$12,829	$24,165	$28,039	$41,427
Cost of revenue	314	449	608	894
Gross profit	12,515	23,716	27,431	40,533
Operating expenses:
Selling, general and administrative	8,726	16,067	17,523	28,855
Research and development	1,876	2,380	3,639	4,563
Total operating expenses	10,602	18,447	21,162	33,418
Income from operations	1,913	5,269	6,269	7,115
Interest and other income, net	388	718	1,267	862
Income from continuing operations before income taxes	2,301	5,987	7,536	7,977
Provision for income taxes	927	2,361	2,911	4,161
Income from continuing operations	1,374	3,626	4,625	3,816
Income from discontinued operations, net of tax	3,639	4	1,705	1
Net income	$5,013	$3,630	$6,330	$3,817

Earnings per share - basic:
Income from continuing operations	$0.08	$0.21	$0.26	$0.22
Discontinued operations, net of tax	0.20	-	0.10	-
Net income	$0.28	$0.21	$0.36	$0.22

Earnings per share - diluted:
Income from continuing operations	$0.07	$0.21	$0.25	$0.22
Discontinued operations, net of tax	0.20	-	0.10	-
Net income	$0.27	$0.21	$0.35	$0.22

Weighted average shares used to compute
net income per common share:
Basic	17,714	17,123	17,620	17,096
Diluted	18,358	17,683	18,209	17,504